UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 15, 2006

SENIOR HOUSING PROPERTIES TRUST

Maryland	001-15319	04-3445278
(State of organization)	(Commission file number)	(I.R.S. Employer Identification Number)

400 Centre Street, Newton, Massachusetts 02458

617-796-8350

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
ITEM 2.03.	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On November 15, 2006, Senior Housing Properties Trust, or the Company, amended and extended the maturity of its unsecured $550 million revolving bank credit facility. As a result of this amendment, the maturity date of the credit facility was extended to December 31, 2010, with an option (subject to the payment of a fee) to extend the credit facility by one additional year.

Several additional amendments were made to the terms of the Company’s credit facility. Interest paid on drawings under the credit facility was reduced from LIBOR plus 100 basis points to LIBOR plus 80 basis points, subject to adjustment based on changes to the Company’s leverage ratio and credit ratings. Certain financial and other covenants in the credit facility were also amended to reflect current market conditions.

Borrowings under the Company’s credit facility are unsecured. Funds available under this credit facility may be drawn, repaid and redrawn until maturity and no principal payment is due until maturity. This credit facility also provides for acceleration of payment of all amounts payable under the credit facility upon the occurrence and continuation of certain events of default. The proceeds of this credit facility are available for general business purposes, including acquisitions.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS CURRENT REPORT ON FORM 8-K CONTAINS STATEMENTS WHICH CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER FEDERAL SECURITIES LAWS. THESE INCLUDE STATEMENTS REGARDING FUTURE AVAILABILITY OF BORROWINGS UNDER THE COMPANY’S CREDIT FACILITY AND A FEATURE UNDER WHICH THE COMPANY MAY EXPAND THE MAXIMUM AVAILABILITY UNDER THE CREDIT FACILITY. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY THESE FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. FOR EXAMPLE, THE COST AND CONTINUED AVAILABILITY OF BORROWINGS UNDER THE CREDIT FACILITY ARE SUBJECT TO THE COMPANY’S SATISFYING CERTAIN FINANCIAL COVENANTS AND MEETING OTHER CUSTOMARY CONDITIONS. SIMILARLY, THE COMPANY’S INCREASE OF THE MAXIMUM AVAILABILITY IS SUBJECT TO OBTAINING ADDITIONAL COMMITMENTS FROM LENDERS, WHICH COULD BE IMPACTED BY CHANGES IN OUR FINANCIAL CONDITION, THE ECONOMY OR THE CAPITAL MARKETS. MANY OF THESE FACTORS ARE BEYOND THE COMPANY’S CONTROL. FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS. EXCEPT AS REQUIRED BY LAW, THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD

LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

10.1
First Amendment to Amended and Restated Credit Agreement, dated as of November 15, 2006, by and among Senior Housing Properties Trust, Wachovia Bank, National Association, as Administrative Agent and the additional agents, arrangers and financial institutions signatory thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENIOR HOUSING PROPERTIES TRUST By: /s/ David J. Hegarty David J. Hegarty President and Chief Operating Officer

Date: November 17, 2006